UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

PREMIER PRODUCT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51232	68-0582275
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1700 W Sunn Fjord Lane L209

Bremerton, WA 98312

(Address of principal executive offices) (Zip Code)

360-620-4397

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Effective July 7, 2022, Old Sawmill Partners, LLC, the Security Holder over an aggregate of 51 shares of Series B Preferred Stock of PREMIER PRODUCTS GROUP, INC. (the “Company”), representing 100% of the issued and outstanding shares of Series B Preferred Stock of the Company, filed a default for non-payment of the underlying Promissory Note and took ownership of all 51 of the shares of Series Preferred Stock previously held by Wilford Hicks and Edward Y Lee, jointly. The table below show who beneficially owns 100% of the Company’s issued and outstanding shares of Series B Preferred Stock.

Each one (1) share of the Series B Preferred Stock has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote (the ”Numerator”), divided by (y) 0.49, minus (z) the Numerator. For the avoidance of doubt, if the total issued and outstanding Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series B Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) — (0.019607 x 5,000,000) = 102,036). This formula means that the holder of 51 shares of our Series B Preferred Stock holds the majority “control block” and is able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with our Company even if our other stockholders want it to occur.

As a result of the July 7, 2022 transaction, Old Sawmill Partners, LLC owns Preferred Stock representing voting rights of 51% of the issued and outstanding shares of Common Stock, thus holding majority control.

The following table sets forth, as of today’s date, certain information regarding the beneficial ownership of the shares of Common Stock by: (i) each person who, to the Company’s knowledge, beneficially owns 5% or more of the shares of Common Stock and (ii) each of the Company’s directors and “named executive officers.” As of July 7, 2022, there were 397,949,425 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner and nature of beneficial ownership	Amount	Percent of class

	Officers, Directors, and Beneficial Owners

Preferred	Old Sawmill Partners, LLC (1)	51	100%

Common	Terry L. Stein, Interim CEO, President, CFO, and President (2)	0	0%

Common	Terry L. Stein, Sole Director (3)	0	0%

	Total Officers and Directors: Preferred	0	0%
	Total Officers and Directors: Common	0	0%

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(1)

The 51 shares of Series B Preferred Stock, which provides for 51% voting control of the Company, is held by Old Sawmill Partners, LLC. The shares were acquired on July 5, 2022 from a default in an underlying Promissory Note.

(2)

Terry L. Stein, Interim CEO, President, CFO, and Secretary was elected on July 7, 2022 by Unanimous Written Consent of the current holder of 51 shares of Series B Preferred Stock representing 51% voting control of the Company.

(3)	Terry L. Stein, Sole Director, was elected on July 7, 2022 by Unanimous Written Consent of the current holder of 51 shares of Series B Preferred Stock representing 51% voting control of the Company.

The above table reflects share ownership as of the Record Date, and after giving effect to the transactions that took place on the Default Date. Each share of Common Stock has one vote per share on all matters submitted to a vote of our shareholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 7, 2022, the holder of 51 shares of Series B Preferred Stock, constituting 51% voting control of the Company, voted out the then existing Board of Directors and all officers of the Company (Tony Hicks, Edward Y. Lee, Arnold F. Sock, and Christian Richards), and replaced them with an appointment of the following Director and Officers:

Name	Age	Position(s)
Terry L. Stein	72	Sole Director

Terry L. Stein	72	Interim CEO, President, CFO and Secretary

Terry L. Stein, Director, Interim CEO, President, CFO, and Secretary (72)

Mr. Stein is a semi-retired registered investment adviser having performed such services for clients spanning over 35 years. He graduated with a finance degree from UCLA in 1972. Mr. Stein is the Managing Member of Old Sawmill Partners, LLC a private investment firm.

The Company has not entered into any material plan, contract or arrangement (whether or not written) with its new director.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER PRODUCTS GROUP, INC.

Date: July 7, 2022		/s/ Terry L. Stein
	By:	Terry L. Stein, Interim Chief Executive Officer

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